UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            January 15, 2016

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 14, 2016, Neil A. Springer informed Mueller Water Products, Inc. (the “Company”) that he will retire from the board of directors (the "Board") of the Company effective at the conclusion of the Board's regularly scheduled meeting on January 27, 2016. Mr. Springer has served on the Board since 2006. His decision to retire and not to stand for re-election was not the result of any disagreement with the Company or its management.
In connection with Mr. Springer's retirement, the Board will reduce the number of directors constituting the full Board from ten to nine directors, effective upon Mr. Springer's retirement on January 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2016	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Keith L. Belknap
Keith L. Belknap
Senior Vice President and General Counsel